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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-133439 of MarkWest Energy Partners, L.P. on Form S-1 of our reports dated March 16, 2006 (which reports (1) express an unqualified opinion on the financial statements, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an adverse opinion on the effectiveness of internal control over financial reporting), relating to the financial statements of MarkWest Energy Partners, L.P., and management's report on the effectiveness of internal control over financial reporting appearing in Amendment No. 2 to the Annual Report on Form 10-K of MarkWest Energy Partners, L.P., for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
January 12, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM